Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
We, Scott L. Glenn and Francesca DiNota, certify that:
1.	We have reviewed this quarterly report on 10-QSB of Planet Technologies, Inc.

2.	Based on our knowledge, this quarterly report does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.	Based on our knowledge, the financial statements, and other financial information included in this quarterly report, fairly represent in all material respects the financial condition, and results of operations of the issuer as of, and for, the periods presented in this quarterly report;

4.	We:
a.	are responsible for establishing and maintaining internal controls;

b.	have designed such internal controls to ensure that material information relating to the issuer and its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

c.	have evaluated the effectiveness of the issuer’s internal controls as of a date within ninety (90) days prior to the report; and

d.	have presented in the report our conclusions about the effectiveness of our internal controls based on our evaluation as of that date.
5.	We have disclosed to the issuer’s auditors and audit committee of the board of directors (or persons fulfilling the equivalent function);
a.	All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize and report financial data and have identified for the issuer’s auditors any material weaknesses in internal controls; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer’s internal controls; and
6	We have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: August 11, 2006	/s/ Scott L. Glenn
Scott L. Glenn
Chief Executive Officer

/s/ Francesca DiNota

Francesca DiNota
Chief Financial Officer